DXP ENTERPRISES ANNOUNCES 2016 THIRD QUARTER RESULTS

Houston, TX, -- (BUSINESS WIRE) November 14, 2016 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2016. The following are results for the three and nine months ended September 30, 2016 compared to the three and nine months ended September 30, 2015 and three months ended June 30, 2016, where appropriate. A reconciliation of the non-GAAP financial measures is in the back of this press release.

DXP Enterprises 2016 third quarter financial highlights:

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Sales were $230.0 million for the third quarter of 2016 versus $256.2 million for the second quarter of 2016, a decrease of 10.2 percent. Compared to the third quarter of 2015 sales of $303.1 million, sales were down 24.1 percent.

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Gross profit was $63.8 million, or 27.7 percent of sales for the third quarter of 2016 versus $71.6 million for the second quarter of 2016, or 28.0 percent of sales. Gross profit was $85.7 million or 28.3 percent of sales for the third quarter of 2015.

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Selling, general and administrative (SG&A) expenses were $58.9 million, or 25.6 percent of sales for the third quarter of 2016, compared to $75.1 million or 24.8 percent of sales for the third quarter of 2015. In the second quarter of 2016, SG&A was 24.5 percent of sales or $62.8 million.

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Earnings per diluted share for the third quarter was $0.02 based upon 15.4 million diluted shares, compared to a loss of $3.64 per share in the third quarter of 2015, based on 14.4 million diluted shares.  In the second quarter of 2016, earnings per diluted share was $0.34 per share on 15.3 million shares.

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Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter was $12.8 million compared to $11.3 million for the third quarter of 2015, an increase of 6.7 percent.  In the second quarter of 2016, EBITDA was $16.3 million.

•	Free cash flow (cash flow from operating activities less capital expenditures) for the third quarter was $23.4 million or 183 percent of EBITDA.

David R. Little, Chairman and CEO remarked, "DXP continues to manage to the current realities and we are proud of the gains our DXPeople have made year-to-date.  We are managing costs and producing free cash flow.  We also are preparing for the future and the next up cycle, which we believe is coming.  We continue to appreciate the hard work and perseverance from all our DXPeople.  Total DXP revenues of $230.0 million for the third quarter declined 10.2 percent sequentially.  As previously outlined in our earnings pre-release on October 19th, DXP's third quarter performance reflects low sales across all of DXP's business segments during the month of July.  August and September sales were more in line with average year-to-date monthly performance but did not make-up for the July aberration. During the third quarter, sales were $152.0 million for Service Centers, $39.8 million for Innovative Pumping Solutions and $38.2 million for Supply Chain Services.  We are pleased with our cost containment measures within the segments and at corporate. Free cash flow combined with proceeds from the sale of Vertex and equity issuance, has allowed DXP to pay down debt by over $77 million, subsequent to quarter end.  We remain confident in our future and the opportunities ahead for DXP. Again, DXP is poised for earnings leverage and sales growth once the market turns."

Mac McConnell, CFO added, "DXP generated $23.4 million in free cash flow during the third quarter and $31.6 million year-to-date. During the quarter, DXP paid down debt by $28.4 million.  Total debt outstanding as of September 30, 2016 was $319.3 million. As of November 11, 2016, total debt outstanding was $236.3 million which includes proceeds from the sale of Vertex and the issuance of 2,484,000 shares in conjunction with DXP's common stock offering announced on October 25, 2016. DXP has prepaid the $30 million mandatory payment due by December 31, 2016 and the $25 million payment due by March 31, 2017. Additionally, DXP has prepaid the $12.5 million amortization payment due on December 31, 2016 and $12.0 million of the $15.625 million amortization payment due on March 31, 2017."

We will host a conference call regarding 2016 third quarter financial results on the Company's website (www.dxpe.com) Monday, November 14, 2016 at 4 pm CST. Web participants are encouraged to go to the Company's website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com and at www.viavid.net.

DXP Enterprises 2016 third quarter business segment results:

•	Service Centers' revenue for the third quarter was $152.0 million, a decline of 6.1 percent sequentially with an 8.8 percent operating income margin.
•	Innovative Pumping Solutions' revenue for the third quarter was $39.8 million, a decline of 26.7 percent sequentially with a 4.1 percent operating income margin.
•	Supply Chain Services' revenue for the third quarter was $38.2 million, a decline of 4.6 percent sequentially with a 10.3 percent operating margin.

Non-GAAP Financial Measures
DXP supplements reporting of net income (loss) with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA referred to in this press release is included below under "--Reconciliation of Non-GAAP Measures."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies.  Additionally, EBITDA performance is a component of a measure of the Company's financial covenants under its credit facility.  Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry.  Management believes that some investors' understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations.  By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors' understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP's vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP's business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "goal," or "continue" or the negative of such terms or other comparable terminology. For more information, review the Company's filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$230,025	$303,080	$739,801	$968,362
Cost of sales	166,205	217,374	535,560	693,308
Gross profit	63,820	85,706	204,241	275,054
Selling, general and administrative expenses	58,887	75,082	192,461	232,336
B27 Working capital	-	7,348	-	7,348
Impairment expense	-	58,888	-	58,888
Operating income (loss)	4,933	(55,612)	11,780	(23,518)
Other expense (income), net	(251)	327	(397)	(67)
Interest expense	4,338	2,630	11,698	7,905
Income (loss) before income taxes	846	(58,569)	479	(31,356)
Provision (benefit) for income taxes	664	(5,885)	459	4,510
Net income (loss)	182	(52,684)	20	(35,866)
Less: Net income (loss) attributable to non-controlling interest	(81)	(249)	(301)	(249)
Net income (loss) attributable to DXP Enterprises, Inc.	263	(52,435)	321	(35,617)
Preferred stock dividend	23	23	68	68
Net income (loss) attributable to common shareholders	$240	$(52,458)	$253	$(35,685)
Diluted earnings (loss) per share attributable to DXP Enterprises, Inc.	$0.02	$(3.64)	$0.02	$(2.48)
Weighted average common shares and common equivalent shares outstanding	15,440	14,422	15,369	14,394

SEGMENT DATA
($ thousands, unaudited)

		Three Months Ended September 30,	Nine Months Ended September 30,
	2016	2015	2016	2015
Sales by Segment:
Service Centers	$152,018	$199,306	$481,352	$639,212
Innovative Pumping Solutions	39,830	61,458	141,614	202,627
Supply Chain Services	38,177	42,316	116,835	126,523
Total Sales	$230,025	$303,080	$739,801	$968,362

Operating Income by Segment:
Service Centers	$13,345	$17,957	$35,479	$61,943
Innovative Pumping Solutions	1,630	6,139	7,423	20,677
Supply Chain Services	3,929	3,821	11,611	10,835
Total Operating Income for segments	$18,904	$27,917	$54,513	$93,455

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

		Three Months Ended September 30,	Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income for reportable segments	$18,904	$27,917	$54,513	$93,455
Adjustment for:
Amortization of intangibles	4,519	5,240	13,557	15,907
Corporate expense	9,452	12,053	29,176	34,830
Total operating income (loss)	4,933	10,624	11,780	42,718
Interest expense	4,338	2,630	11,698	7,905
B27 Working Capital	-	7,348	-	7,348
Impairment	-	58,888	-	58,888
Other expense (income), net	(251)	327	(397)	(67)
Income (loss) before income taxes	$846	$(58,569)	$479	$(31,356)

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of EBITDA and Adjusted EBITDA**, non-GAAP financial measures, to income before income taxes, calculated and reported in accordance with U.S. GAAP ($ thousands)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2016	2015	2016	2016	2015

Income (loss) before income taxes	$846	$(58,569)	$4,889	$479	$(31,356)
Plus: interest expense	4,338	2,630	3,951	11,698	7,905
Plus: depreciation and amortization	7,592	8,329	7,489	22,627	24,915
Plus: Impairment	-	58,888	-	-	58,888

EBITDA	$12,776	$11,278	$16,329	$34,804	$60,352

Plus: NCI loss before tax	131	380	136	486	380
Plus: Stock compensation expense	691	747	405	1,944	2,304
Plus: B27 Working Capital	-	7,348		-	7,348

Adjusted EBITDA	$13,598	$19,753	$16,870	$37,234	$70,384

	**EBITDA – earnings before impairments, interest, taxes, depreciation and amortization